SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2006, Kraft Foods Global, Inc. (the “Company”), a wholly owned subsidiary of Kraft Foods Inc., entered into a Master Professional Services Agreement (the “Services Agreement”) with EDS Information Services, L.L.C. and Electronic Data Systems Corporation (collectively, “EDS”).  Pursuant to the Services Agreement, EDS will provide to the Company and certain of its affiliates (collectively, “Kraft”) a broad range of information technology services that are currently performed by Kraft, including, but not limited to, data centers, hosting, telecommunications and workplace support services. The Services Agreement has an initial term of seven years beginning on June 1, 2006, and Kraft has the right to renew the Services Agreement for up to two additional years under certain terms and conditions.  A press release issued by Kraft on April 28, 2006 announcing the signing of the Services Agreement is attached hereto as Exhibit 99.1.

Kraft will pay EDS for the services performed under the Services Agreement under a combination of fixed and variable charges, with the variable charges fluctuating based on Kraft’s actual consumption of certain services measured on a consumption basis.  Based on the currently projected service needs, Kraft expects to pay approximately $1.7 billion in service fees and project costs to EDS over the initial seven-year term.  To protect Kraft’s expectations regarding EDS’s performance, the Services Agreement has performance standards and service levels that EDS must meet or exceed. If EDS fails to meet a given performance standard, Kraft would, in certain circumstances, receive a credit against the charges otherwise due.

As a result of the Services Agreement, approximately 670 employees of Kraft, who provide certain IT support to Kraft, are expected to become employees of EDS.

To assure that the charges under the Services Agreement do not become significantly higher than the market rate for such services, the agreement provides Kraft with certain pricing protections, including a process for adjusting prices as a result of certain extraordinary events.  In addition, Kraft has a right to periodically perform benchmarking studies to determine whether EDS’s price for the services performed under the Services Agreement is consistent with the then current market standards and to require appropriate price adjustments under certain circumstances.

Kraft has the right to terminate the Services Agreement for cause, for convenience, upon certain change in control events related to Kraft or EDS or in certain other circumstances. However, upon a termination of the Services Agreement by Kraft under certain circumstances, including a termination by Kraft for convenience, Kraft will be required to pay a termination fee to EDS.  EDS also has the right to terminate the Services Agreement in the event of Kraft’s failure to pay for services performed or in certain other circumstances.

The Services Agreement also requires that Kraft and EDS indemnify the other party for specified events or actions relating to or arising out of the Services Agreement, the terms of which are customary for agreements of the same type as the Services Agreement.

Kraft plans to file a copy of the Services Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.

Forward-Looking Statements

This report contains projections of future results and other forward-looking statements. One can identify these forward-looking statements by use of words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “will,” “continues,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are based on the Company’s current assumptions and estimates and are subject to risks and uncertainties. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. These factors include: (a) the effect on the Company of competition in its markets, changes in consumer preferences and demand for its products, including diet trends, changing prices for its raw materials and local economic and market conditions; (b) the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels and to improve productivity; (c) the Company’s ability to consummate and successfully integrate acquisitions and to realize the cost savings and improved asset utilization contemplated by its restructuring program; (d) the impact of gains or losses, or lost operating income, from the sales businesses that are less of a strategic fit within the Company’s portfolio; (e) the effects of foreign economies, changes in tax requirements and currency movements; (f) fluctuations in levels of customer inventories and credit and other business risks related to the operations of the Company’s customers; (g) the Company’s access to credit markets, borrowing costs and credit ratings, which may in turn be influenced by the credit ratings of Altria Group, Inc.; (h) the Company’s benefit expense, which is subject to the investment performance of pension plan assets, interest rates and cost increases for medical benefits offered to employees and retirees; (i) the impact of recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations, potential claims relating to false or deceptive advertising under consumer protection or other laws and the possibility that consumers could lose confidence in the safety and quality of certain food products; (j) consumer concerns regarding genetically modified organisms and the health implications of obesity and trans-fatty acids; (k) potential short-term volatility in the trading volume and market price of the Company’s stock as a result of a spin-off of the Company from Altria Group, Inc.; (l) the risks associated with EDS’s ability to provide information technology services to meet the Company’s needs; and (m) the Company and EDS’s ability to effectively transition information technology services to EDS on a timely basis.  Developments in any of these areas could cause the Company’s results to differ materially from results that have been or may be projected by or on behalf of the Company. The Company cautions that the foregoing list of important factors is not exclusive. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K. Any forward-looking statements in this report are made as of the date hereof. The Company does not undertake to update any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press release issued by Kraft Foods Inc. on April 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ Marc S. Firestone
Name:	Marc S. Firestone
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 28, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Kraft Foods Inc. on April 28, 2006